Exhibit 99.1

FAIRFAX FINANCIAL TO ACQUIRE AMERICAN SAFETY INSURANCE HOLDINGS, LTD. FOR

$29.25 PER SHARE IN CASH

(Note: All dollar amounts in this press release are expressed in U.S. dollars.)

TORONTO, ONTARIO and HAMILTON, BERMUDA – June 3, 2013 – Fairfax Financial Holdings Limited (TSX: FFH and FFH.U) and American Safety Insurance Holdings, Ltd. (NYSE: ASI) today announced that Fairfax and American Safety have entered into a merger agreement pursuant to which Fairfax will acquire all of the outstanding shares of American Safety common stock. American Safety stockholders will receive $29.25 per share in cash, representing an aggregate transaction value of approximately $306 million. The price represents a premium of 22.1% to the closing price of American Safety common stock on May 31, 2013, the last trading day prior to this announcement. The transaction is expected to close in the fourth quarter of 2013.

The board of directors of American Safety, after unanimously determining that the merger is in the best interest of American Safety and its stockholders, unanimously approved the merger agreement and resolved to recommend that American Safety’s stockholders vote to approve the merger. Certain of the directors and executive officers of American Safety, who beneficially own approximately 10% of the outstanding shares of American Safety common stock, have agreed to vote their shares in favor of the merger.

The transaction is subject to customary conditions, including approval by American Safety’s stockholders and regulatory approvals. There is no financing condition to consummate the transaction.

Concurrent with the execution of the merger agreement with American Safety, Fairfax entered into a purchase and sale agreement with Tower Group International, Ltd. pursuant to which Fairfax agreed to sell the Bermuda subsidiary, American Safety Reinsurance, Ltd. promptly upon acquiring it from American Safety. Such transaction is subject to customary conditions including regulatory approvals.

The acquisition is expected to be financed using internal resources and is not expected to require Fairfax holding company cash. Fairfax expects several of the American Safety specialty lines groups to move to Crum & Forster and Hudson. The acquisition is expected to provide the Fairfax group with $480 million of additional investable assets.

Prem Watsa, Chairman and Chief Executive Officer of Fairfax, said: “We look forward to working with the talented professionals in the American Safety team. We expect to enhance our insurance operations in certain specialty lines of business with American Safety’s expertise.”

Stephen R. Crim, President and Chief Executive Officer of American Safety said “We are excited to become part of the Fairfax organization, which is highly regarded in the insurance industry. Our specialty insurance platform will fit well into subsidiaries Crum & Forster and Hudson Insurance Group, facilitating a seamless transition for our customers. I want to express my deep gratitude to our employees, business partners, management and board for their role in building our successful specialty insurance company.”

BofA Merrill Lynch is acting as exclusive financial advisor to American Safety and Shearman & Sterling LLP is acting as legal counsel to American Safety.

Torys LLP is acting as legal counsel to Fairfax.

Background

Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management.

American Safety is a Bermuda-based holding company offering innovative insurance solutions for underserved specialty risks through its U.S.-based program administrator, American Safety Insurance Services, Inc., and its U.S. insurance and Bermuda reinsurance companies.

Forward-looking Statements

This press release includes certain forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Fairfax or American Safety to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the timing and completion of the merger, the outcome of any legal proceedings relating to the merger, the effect of the announcement on American Safety’s customer relationships, operating results and business generally. Such factors also include, but are not limited to, the risks and uncertainties described in Fairfax’s reports filed with the SEC and securities regulatory authorities in Canada, which are available at www.sec.gov and www.sedar.com, and in American Safety’s reports, including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC, which are available at www.sec.gov. Fairfax and American Safety disclaim any intention or obligation to update or revise any forward- looking statements, except as required by law.

Additional Information

In connection with the proposed transaction, American Safety will file a proxy statement with the Securities Exchange Commission (“SEC”). AMERICAN SAFETY’S INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by American Safety (when available) at the SEC’s web site at www.sec.gov. or at American Safety’s web site at www.asih.bm. The proxy statement and other documents may also be obtained, when available, at no charge from American Safety by directing such request to American Safety Insurance Holdings, Ltd., the Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM11, Bermuda, Attn: Corporate Secretary, telephone: (441) 542-7938.

American Safety and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from American Safety shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in American Safety’s annual report on Form 10-K and amendment thereto on Form 10-K/A for the year ended December 31, 2012, both filed with the SEC, and will also be included in the proxy statement relating to the transaction, when available.

Contacts

Fairfax Financial Holdings Limited:

John Varnell

Vice President, Corporate Development

416-367-4941

Media Contact

Paul Rivett

Vice President, Operations

416-367-4941

American Safety Financial Corporation:

Investor Relations

Stephen R. Crim

Scrim@amsafety.bm

(441) 296-8560